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IDS LIFE INSURANCE COMPANY                               [RIVERSOURCE LOGO(SM)
                                                         ]
     HOME OFFICE:
     227 Ameriprise Financial Center
     Minneapolis, Minnesota 55474

                          COMPANY MERGER ENDORSEMENT

Effective December 31, 2006, American Partners Life Insurance Company merged into IDS Life Insurance Company. IDS Life Insurance Company is the surviving company, and is now your insurance company.

The address to which you should communicate with the Company with questions and premium payments is:

                    [   70100 Ameriprise Financial Center
                         Minneapolis, Minnesota 55474
                              (800) 862-7919   ]

                              [   For Questions:
                      70100 Ameriprise Financial Center
                         Minneapolis, Minnesota 55474
                                (800) 862-7919

                            For Premium Payments:
                      70100 Ameriprise Financial Center
                         Minneapolis, Minnesota 55474
                              (800) 862-7919   ]

Your benefits will not change as a result of the merger. All other provisions of your policy or contract remain the same.


                                       [      /s/ Thomas R. Moore       ]

                                                 Secretary

IMPORTANT: This endorsement should be attached to and made a part of your policy or contract.



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